      As filed with the Securities and Exchange Commission
                      on August 4, 1994.

              Registration No. 33-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
              ______________________________

                         FORM S-8
                  REGISTRATION STATEMENT
                          Under
                THE SECURITIES ACT OF 1933

          INTER-REGIONAL FINANCIAL GROUP, INC.
  (Exact name of registrant as specified in its charter)

                         Delaware
(State or other jurisdiction of incorporation or organization)

                       41-1228350
           (I.R.S. Employer Identification No.)

                   Dain Bosworth Plaza
                  60 South Sixth Street
            Minneapolis, Minnesota 55402-4422
  (Address of Principal Executive Offices and Zip Code)

           INTER-REGIONAL FINANCIAL GROUP, INC.
    RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                 (Full title of the plan)

                    Carla J. Smith, Esq.
   Senior Vice President, General Counsel and Secretary
             Inter-Regional Financial Group, Inc.
                    Dain Bosworth Plaza
                   60 South Sixth Street
             Minneapolis, Minnesota 55402-4422
          (Name and address of agent for service)
                      (612) 371-7858
 (Telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
 Title of                    maximum      maximum
Securities     Amount        offering     aggregate    Amount of
   to be       to be         price per    offering   registration
registered   registered       share (1)   price (1)       fee
- -----------------------------------------------------------------
Common Stock   100,000       $20.125     $2,012,500      $694

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock
Exchange on August 1, 1994.

                          Part II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Inter-
Regional Financial Group, Inc. (the "Company") with the
Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

         (b)  All other reports filed pursuant to Section 13(a)
or 15(d) of the   Securities Exchange Act of 1934, as amended
(the "Exchange Act") since December 31, 1993.

         (c) The description of the Company's Common Stock contained in any Registration Statement filed under the Exchange
Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides, in effect, that persons serving as officers and directors of a corporation at the request of the Company shall be entitled to be indemnified by the Company to the extent permitted by Section 145 of the Delaware General Corporation Law, as amended.

The Company has purchased directors' and officers' liability insurance, including a Company reimbursement policy. Subject to the policy conditions, the insurance provides coverage for amounts payable by the Company to its directors and officers pursuant to the Company's charter documents. In addition, the Company has entered into indemnification agreements with its directors and executive officers contractually obligating the Company to, among other things, maintain the same level of such insurance coverage as was being provided at the time of execution of such agreements.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

Exhibit
Number    Description
- -------   ------------------

4.1       Certificate of Incorporation of the Company, as amended
          (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended
          December 31, 1988, File No. 0-7817).

4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1989, File No. 0-7817).

5.1       Opinion of Dorsey & Whitney.

23.1      Consent of Dorsey & Whitney (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick.

24.1      Power of Attorney

Item 9.   UNDERTAKINGS.

A.  Post-Effective Amendments.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 3, 1994.

                             INTER-REGIONAL FINANCIAL GROUP, INC.

                             By  Carla J. Smith
                                 -------------------------------
                                 Carla J. Smith
                                 Senior Vice President, General
                                   Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 3, 1994.

Signatures                       Title
- ----------                       -----

         *                       President, Chief Executive
- ------------------------           Officer and Director
Irving Weiser                    (principal executive officer)

         *                       Senior Vice President,
- ------------------------         Corporate Controller and
Daniel J. Reuss                  Treasurer (principal financial
                                    accounting officer)

         *                       Chairman of the Board and
- ------------------------           Director
Richard D. McFarland

         *                       Director
- ------------------------
F. Gregory Fitz-Gerald

         *                       Director
- ------------------------
Susan S. Boren

         *                       Director
- ------------------------
Lawrence Perlman

         *                       Director
- ------------------------
David A. Smith

         *                       Director
- ------------------------
Arthur R. Schulze, Jr.

         *                       Director
- ------------------------
C. A. Rundell, Jr.

         *                       Director
- ------------------------
Robert L. Ryan


* By  Carla J. Smith
      -----------------------------
      Carla J. Smith, Attorney-in-Fact

                        EXHIBIT INDEX

Exhibit
Number       Description                                Page
- -------      -----------                                ----

4.1          Certificate of Incorporation of the
             Company, as amended (incorporated by
             reference to Exhibit 3(a) to the Company's
             Annual Report on Form 10-K for the year
             ended December 31, 1988, File No. 0-7817).

4.2          Bylaws of the Company, as amended
             (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989, File
             No. 0-7817).

5.1          Opinion of Dorsey & Whitney                     11

23.1         Consent of Dorsey & Whitney                     11
             (included in Exhibit 5.1).

23.2         Consent of KPMG Peat Marwick                    12

24.1         Power of Attorney                               13

                                                EXHIBIT 5.1

                [Letterhead of Dorsey & Whitney]


August 4, 1994


Inter-Regional Financial Group, Inc.
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402-4422

Ladies and Gentlemen:

Reference is made to the Registration Statement (the "Registration Statement") on Form S-8 that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering 100,000 shares (the "Shares") of the Common Stock, par value $.125 per share, of Inter-Regional Financial Group, Inc. (the "Company"), which may be issued pursuant to the Company's Restricted Stock Plan for Non-Employee Directors (the "Plan"). We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that, assuming that the purchase price for the Shares is at least equal to the par value of the Shares, when issued and paid for in accordance with the terms of the Plan, the Shares that will be originally issued in connection therewith will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Dorsey & Whitney
- -------------------------
Dorsey & Whitney

RAR

                                                EXHIBIT 23.2

                Independent Auditors' Consent


The Board of Directors
Inter-Regional Financial Group, Inc.:

We consent to the use of our report incorporated herein by reference in the Registration Statement.

                                    KPMG Peat Marwick
                                    ----------------------
                                    KPMG Peat Marwick


Minneapolis, Minnesota
August 4, 1994

                                                 EXHIBIT 24.1

                         POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, Daniel J. Reuss and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Inter-Regional Financial Group, Inc. (the "Company") relating to the Company's Non-Employee Director Restricted Stock Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                Title                 Date
- ---------                -----                 ----

Susan S. Boren           Director          April 27, 1994
- ----------------------
Susan S. Boren

F. Gregory Fitz-Gerald   Director          April 27, 1994
- ----------------------
F. Gregory Fitz-Gerald

Richard D. McFarland     Chairman and      April 27, 1994
- ----------------------   Director
Richard D. McFarland


- ----------------------   Director                  , 1994
Lawrence Perlman

C.A. Rundell             Director          April 27, 1994
- ----------------------
C.A. Rundell

Robert L. Ryan           Director          April 27, 1994
- ----------------------
Robert L. Ryan

Arthur R. Schulze, Jr.   Director          April 27, 1994
- ----------------------
Arthur R. Schulze, Jr.

David A. Smith           Director          April 27, 1994
- ----------------------
David A. Smith

Irving Weiser            President,        April 27, 1994
- ----------------------   Chief Executive
Irving Weiser            Officer and
                         Director

Daniel J. Reuss          Senior Vice       April 27, 1994
- ----------------------   President,
Daniel J. Reuss          Corporate
                         Controller and
                         Treasurer (Principal
                         Financial and
                         Accounting Officer)